UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2005

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27001 Agoura Road, Suite 325 Calabasas Hills, California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

Amendments to Existing Equity Plans

On August 18, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of THQ Inc. (the “Company”) adopted and approved an amendment to the THQ Inc. Amended and Restated 1997 Stock Option Plan (the “Plan”). The amendment permits the award of performance accelerated restricted stock units under the Plan, in addition to the other types of stock-based awards already permitted under the Plan. The primary purpose of the amendment is to provide participants of the Plan the opportunity to elect to defer receipt of shares of the Company’s common stock and thus defer taxes in compliance with Section 409A of the Internal Revenue Code.  The Plan was previously approved by the Company’s stockholders and, as approved by stockholders, already permitted the award of performance accelerated restricted stock.  The Company has concluded that the current amendment to the Plan does not constitute a material revision to the Plan requiring stockholder approval under NASDAQ rules.

A performance accelerated restricted stock unit represents the contingent obligation of the Company to deliver a share of its common stock to the holder of the performance accelerated restricted stock unit upon the completion of a vesting period. If the holder’s employment or other relationship with the Company terminates prior to the vesting date, the performance accelerated restricted stock units may be affected in a variety of ways. The treatment of the holder’s performance accelerated restricted stock units will depend on the reason for the termination, which could cause the performance accelerated restricted stock units to be forfeited or have accelerated vesting. Performance accelerated restricted stock units are similar to performance accelerated restricted stock, but shares of common stock are not issued until performance accelerated restricted stock units vest. Accordingly, prior to the vesting date, the holder of restricted stock units will not own common stock and will not have voting rights.

The foregoing description of the Plan is qualified in its entirety by reference to the provisions of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

PARSU Deferred Compensation Plan

In conjunction with the amendment to the Plan, as described above, the Committee adopted the Performance Accelerated Restricted Stock Unit Deferred Compensation Plan, effective August 18, 2005 (the “Deferral Plan”).  The Deferral Plan provides non-employee directors of the Company with the opportunity to defer performance accelerated restricted stock units that are granted to such directors pursuant to the Plan.

The foregoing description of the Deferral Plan is qualified in its entirety by reference to the provisions of the Deferral Plan, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Grants of Performance Accelerated Restricted Stock Units

On August 18, 2005, the Board of Directors of the Company approved a grant of 4,050 performance accelerated restricted stock units to each non-employee director (the “PARSU Awards”), under the Plan, as amended on the same date.  The PARSU Awards will be granted to each non-employee director on September 19, 2005.  The PARSU Awards were granted in lieu of the 2,700 performance accelerated restricted stock awards that the non-employee directors were to receive, as described in  the “Director Compensation” section of the Company’s 2005 Proxy Statement, dated June 21, 2005.  The grant of 4,050 performance accelerated restricted stock units to each director reflects the stock split of the Company’s common stock, effective on September 1, 2005.  The sole purpose of the revision to the compensation was to allow the non-employee directors the opportunity to elect to defer receipt of shares of the Company’s common stock and thus defer taxes in compliance with Section 409A of the Internal Revenue Code.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit Number	Description
	10.1	THQ Inc. Amended and Restated 1997 Stock Option Plan, as amended by the Board of Directors of the Company on August 18, 2005.
	10.2	Performance Accelerated Restricted Stock Unit Deferred Compensation Plan, effective August 18, 2005

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but are not limited to (i) statements with respect to the Plan and the Deferral Plan; (ii) statements with respect to the PARSU Awards; and (iii) other statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “may”, “could”, “project”, “potential”, “plan”, “forecast”, “future” or similar expressions. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, estimates and projections about our business and are inherently uncertain and difficult to predict. Our actual results could differ materially. The forward-looking statements contained herein speak only as of the date on which they were made, and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THQ INC.

	By:	/s/ Edward K. Zinser
Date: August 24, 2005		Edward K. Zinser
Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	THQ Inc. Amended and Restated 1997 Stock Option Plan, as amended by the Board of Directors of the Company on August 18, 2005.
10.2	Performance Accelerated Restricted Stock Unit Deferred Compensation Plan, effective August 18, 2005